Exhibit 99.1
EXECUTION VERSION
CREDIT SUISSE SECURITIES (USA) LLC
CREDIT SUISSE AG
Eleven Madison Avenue
New York, New York 10010
CONFIDENTIAL
July 4, 2011
Energy Transfer Equity, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
Attention: John W. McReynolds, President and Chief Financial Officer
PROJECT SIGMA
$3.273 Billion 364-Day Senior Bridge Term Loan Credit Facility
Commitment Letter
Ladies and Gentlemen:
     You have advised Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”) and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”; Credit Suisse is also herein referred to as “we”, “us”, “our” or the “Commitment Parties”) that you, directly or through one of your wholly owned domestic subsidiaries, intend to acquire (the “Acquisition”) all of the equity interests of Southern Union Company, a Delaware corporation (the “Company”) (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”)).
     You have further advised us that, in connection therewith, the Borrower will obtain the 364-day senior bridge term loan credit facility (the “Bridge Facility”) described in the Term Sheet, in an aggregate principal amount of $3.273 billion (or such lesser amount as you may elect to borrow in your sole discretion).
1. Commitments.
     In connection with the foregoing, CS ( in such capacity the “Initial Lender”) is pleased to advise you of its commitment to provide the entire principal amount of the Bridge Facility, upon the terms set forth in this commitment letter (including the Term Sheet and other attachments hereto, this “Commitment Letter”) and the conditions set forth in Section 6 of this Commitment Letter and Exhibit B.

2. Titles and Roles.
     You hereby appoint (a) CS Securities (in such capacity, the “Arranger”) to act, and the Arranger hereby agrees to act, as a sole bookrunner and lead arranger for the Bridge Facility, and (b) CS to act, and CS hereby agrees to act, as sole administrative agent for the Bridge Facility, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The Arranger and the Initial Lender, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that CS will have “left” placement in any and all marketing materials or other documentation used in connection with the Bridge Facility. You further agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letters referred to below) will be paid in connection with the Bridge Facility unless you and we shall so agree.
3. Syndication.
     We reserve the right, prior to and/or after the execution of definitive documentation for the Bridge Facility, to syndicate all or a portion of the Initial Lender’s commitment with respect to the Bridge Facility to a group of banks, financial institutions and other institutional lenders (together with the Initial Lender, the “Lenders”) identified by us in consultation with you, and you agree to provide us with a period of at least 30 consecutive days following the launch of the general syndication of the Bridge Facility and prior to the Closing Date to syndicate the Bridge Facility (provided that such period shall not include any day from and including August 21, 2011 through and including September 5, 2011, from and including November 23 through and including November 25, 2011, from and including December 18, 2011 through and including January 2, 2012, from and including June 30, 2012 through and including July 4, 2012 and from and including August 20, 2012 through and including September 4, 2012). Notwithstanding the right to syndicate the Bridge Facility and receive commitments with respect thereto, (i) the Initial Lender shall not be relieved, released or novated from its obligations hereunder (including its obligation to fund the Bridge Facility on the date of the consummation of the Acquisition with the proceeds of the funding under the Bridge Facility) in connection with any syndication or assignment of the Bridge Facility, including its commitments in respect thereof, until after the Closing Date has occurred unless such syndication or assignment is to a Permitted Assignee (as defined) and (ii) no assignment or novation, other than to a Permitted Assignee, shall become effective with respect to all or any portion of the Initial Lender’s commitments in respect of the Bridge Facility until the Closing Date. We intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree to use commercially reasonable efforts to actively assist us in completing a satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Company, (b) direct contact between senior management, representatives and advisors of you (and your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of the Company) and the proposed Lenders, (c) assistance by you (and your using commercially reasonable efforts to cause the assistance by the Company) in the preparation of a customary Confidential Information Memorandum for the Bridge Facility (the “Information Materials”), (d) prior to the launch of the syndication, confirmation that the Borrower has a Public Debt Rating from each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and (f) the hosting, with the Arranger, of one meeting of prospective Lenders. Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that the Initial Lender’s commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Bridge Facility and in no event shall the commencement or successful completion of syndication of the Bridge Facility constitute a condition to the availability of the Bridge Facility on the Closing Date.
     You agree, at the request of the Arranger, to assist in the preparation of a version of the Information Materials to be used in connection with the syndication of the Bridge Facility, consisting exclusively of information and documentation that is either (i) publicly available (or, if applicable, contained in any prospectus or other offering memorandum related to any securities issues in connection with the Permanent Debt Financing) or (ii) not material with respect to the Borrower, the Company or their respective subsidiaries or any of their respective securities for purposes of United States Federal securities laws (all such Information Materials being “Public Lender Information”). Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”. Before distribution of any Information Materials, you agree to execute and deliver to the Arranger, either (i) a letter in which you authorize distribution of the Information Materials to Lenders’ employees willing to receive Private Lender Information or (ii) a separate letter in which you authorize distribution of Information Materials containing solely Public Lender Information and represent that such Information Materials do not contain any Private Lender Information. You further agree that each document to be disseminated by the Arranger to any Lender in connection with the Bridge Facility will, at the request of the Arranger, be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information. You acknowledge that the following documents contain solely Public Lender Information (unless you notify us promptly prior to their intended distribution that any such document contains Private Lender Information): (a) drafts and final definitive documentation with respect to the Bridge Facility, including term sheets; (b) administrative materials prepared by the Commitment Parties for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda); and (c) notification of changes in the terms of the Bridge Facility.
     The Arranger will manage all aspects of any syndication in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders, any naming rights and the amount and distribution of fees among the Lenders.
4. Information.
     You hereby represent and covenant that (with respect to Information and Projections relating to the Company and its subsidiaries, to the best of your knowledge) (a) all written and factual information other than the projections (the “Projections”) and other information of a general economic or industry-specific nature (the “Information”) that have been or will be made available to us by or on behalf of you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made after giving effect to all supplements and updates thereto, and (b) the Projections that have been or will be made available to us by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to us (it being understood that the Projections by their nature are inherently uncertain, no assurances are being given that the results reflected in the Projections will be achieved, and actual results may differ materially from the Projections). You agree that if at any time prior to the closing of the

Bridge Facility any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. In arranging and syndicating the Bridge Facility, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.
5. Fees.
     As consideration for the Initial Lender’s commitment hereunder, and the Arranger’s agreement to perform the services described herein, you agree to pay to us the fees set forth in this Commitment Letter and in the Fee Letter (the “Arranger Fee Letter”) and the Agent Fee Letter (the “Agent Fee Letter” and, together with the Arranger Fee Letter, the “Fee Letters”), each dated the date hereof and delivered herewith with respect to the Bridge Facility.
6. Conditions Precedent.
     The Initial Lender’s commitment hereunder, and each of our agreements to perform the services described herein, are subject to (a) since December 31, 2010 there not having been any event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect (as that term is defined in the Merger Agreement), (b) our satisfaction that, during the 60 day period immediately after the date of this Commitment Letter, there shall be no other issues of debt securities or commercial bank or other credit facilities of the Borrower, the Company or their respective wholly owned subsidiaries being announced, offered, placed or arranged (other than (i) the Permanent Debt Financing, (ii) debt issued by the Company or its subsidiaries permitted under the Merger Agreement and (iii) and any other financing agreed by the Arranger), (c) the negotiation, execution and delivery of definitive documentation with respect to the Bridge Facility consistent with the terms of this Commitment Letter or otherwise reasonably satisfactory to you and us, and (d) the other conditions set forth or referred to in Exhibit B hereto.
     Notwithstanding anything in this Commitment Letter, the Fee Letters or the definitive documentation for the Bridge Facility to the contrary, (a) the only representations relating to the Company and the Borrower and their subsidiaries and their business the making of which shall be a condition to availability of the Bridge Facility on the Closing Date shall be (i) such of the representations made by or on behalf of the Company and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you have (or a subsidiary has) the right to terminate your (or its) obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement, and (ii) the Specified Representations (as defined below) and (b) the terms of the definitive documentation for the Bridge Facility shall be in a form such that they do not impair availability of the Bridge Facility on the Closing Date if the conditions set forth in this Section 6 and Exhibit B are satisfied. For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Term Sheet relating to corporate power and authority, due authorization, execution and delivery, in each case as they relate to the entering into and performance of the definitive documentation for the Bridge Facility, the enforceability of such documentation, Federal Reserve margin regulations, the Patriot Act, the Investment Company Act, non-contravention with material debt instruments, status of the Bridge Facility as senior debt, solvency and accuracy of information.

7. Indemnification; Expenses.
     You agree (a) to indemnify and hold harmless each of us and our respective officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letters, the Transactions, the Bridge Facility or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of their respective affiliates or equity holders), and to reimburse each such Indemnified Person upon demand for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such Indemnified Person, and (b) to promptly reimburse each of us from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including, but not limited to, expenses of our due diligence investigation, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel), in each case, incurred in connection with the Bridge Facility and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letters, the definitive documentation for the Bridge Facility and any ancillary documents and security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to the Bridge Facility.
8. Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.
     You acknowledge that each Commitment Party may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies. You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.
     You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any of us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any of us have advised or is advising you on other matters, (b) each of us, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any of us, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each of us is engaged in a broad range of transactions that may involve interests that differ from your interests and that none of us has any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) you waive, to the fullest extent permitted by law, any claims you may have against any of us for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of us shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors. Additionally, you acknowledge and agree that each of us is not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby). You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby (including, without limitation, with respect to any consents needed in connection therewith), and we shall have no responsibility or liability to you with respect thereto. Any review by us of the Borrower, the Company, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for our benefit and shall not be on behalf of you or any of your affiliates.
     You further acknowledge that each of us is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, each of us may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Borrower, the Company and other companies with which you, the Borrower or the Company may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any of us or any of our customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
9. Assignments; Amendments; Governing Law, Etc.
     This Commitment Letter shall not be assignable by you without the prior written consent of the Initial Lender and the Arranger (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons).
     The Initial Lender may assign all or a portion of its commitment hereunder to one or more prospective Lenders (i) that are acceptable to you (such acceptance not to be unreasonably withheld or delayed), (ii) that you have identified to us in writing on or prior to the date hereof or (iii) who are party to the Existing Revolving Credit Agreement as of the date hereof unless otherwise identified to the Initial Lender on or prior to the date hereof (each, a “Permitted Assignee”), whereupon such Commitment Party shall be released from all or the portion of its commitment hereunder so assigned. Any and all obligations of, and services to be provided by, a Commitment Party hereunder (including, without limitation, Initial Lender’s commitment) may be performed and any and all rights of such Commitment Party hereunder may be exercised by or through any of their respective affiliates or branches and, in connection with such performance or exercise, such Commitment Party may exchange with such affiliates or branches information concerning you and your affiliates that may be the subject of the transactions contemplated hereby and, to the extent so employed, such affiliates and branches shall be entitled to the benefits afforded to such Commitment Party hereunder. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Bridge Facility may be transmitted through SyndTrak, Intralinks, the internet, e-mail or similar electronic transmission systems, and that, in the absence of gross negligence or willful misconduct by Credit Suisse, none of us shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner. The Arranger may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you, the Borrower and your and their affiliates (or any of them), and the amount, type and closing date of such Transactions, all at the expense of the Arranger. This Commitment Letter and the Fee Letters supersede all prior understandings, whether written or oral, between us with respect to the Bridge Facility. THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT ANY DETERMINATION OF WHETHER A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.
10. Jurisdiction.
     Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.
11. Waiver of Jury Trial.
     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTERS OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

12. Confidentiality.
     This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letters nor any of their terms or substance, nor the activities of any of us pursuant hereto, shall be disclosed, directly or indirectly, to any other person except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof prior to such disclosure); provided that you may disclose this Commitment Letter and the contents hereof and the Fee Letter with certain terms redacted in a manner reasonably acceptable to us (i) to the Company and its officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, and (ii) in any prospectus or other offering memorandum relating to any offering of the Permanent Debt Financing.
     Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letters and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letters and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letters is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.
13. Surviving Provisions.
     The indemnification, confidentiality, syndication, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letters and the provisions of Section 8 of this Commitment Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Commitment Letter or the Initial Lender’s commitment hereunder and our agreements to perform the services described herein.
14. PATRIOT Act Notification.
     We hereby notify you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of us and each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow each of us or such Lender to identify the Borrower in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each of us and each Lender. You hereby acknowledge and agree that we shall be permitted to share any or all such information with each other Lender.

15. Acceptance and Termination.
     If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letters by returning to us executed counterparts hereof and of the Fee Letters not later than noon, New York City time, on July 5, 2011. The Initial Lender’s offer hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter will become a binding commitment of the Initial Lender only after it has been duly executed and delivered by you in accordance with the first sentence of this Section 15. Thereafter, all commitments and undertakings of each Commitment Party hereunder will expire on the earliest of (hereinafter, the “Outside Date”) (a) the Termination Date (as defined in the Merger Agreement in effect as of the date hereof, including as such date may be extended in accordance with Section 7.1(b) of the Merger Agreement in effect as of the date hereof), (b) the closing of the Acquisition, (c) the date that the Merger Agreement is terminated or expires, (d) receipt by the Commitment Parties of written notice from the Borrower of the Borrower’s election to terminate all commitments hereunder in full, and (e) the date that is one year from the date hereof or, if the Borrower elects to extend the commitment hereunder and pays the relevant Commitment Extension Fee, for up to an additional 180 days (a “Commitment Extension”), from the date hereof (which may be in the form of two separate extensions of 90 days each), in each case in this subclause (e), such termination to occur at 11:59 p.m. of such Outside Date.
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     We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours, CREDIT SUISSE SECURITIES (USA) LLC
By	/s/ SoVonna Day-Goins
	Name:	SoVonna Day-Goins
	Title:	Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

By	/s/ Shaheen Malik
	Name:	Shaheen Malik
	Title:	Vice President

Accepted and agreed to as of
the date first above written:
ENERGY TRANSFER EQUITY, L.P.
     By: LE GP, LLC, its general partner

By	/s/ John W. McReynolds
	Name:	John W. McReynolds
	Title:	President and Chief Financial Officer

ANNEX I
PROJECT SIGMA
$3.273 Billion 364-Day Senior Bridge Term Loan Credit Facility
Summary of Principal Terms and Conditions

Borrower:	Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”).

Transactions:	Borrower, directly or through one of its wholly owned domestic subsidiaries (the “Purchaser”), intends to acquire (the “Acquisition”) all of the equity interests of Southern Union Company, a Delaware corporation (the “Company”), pursuant to an agreement and plan of merger (the “Merger Agreement”) entered into among the Purchaser, the Borrower and the Company on June 15, 2011, as amended and restated on the date hereof, for a combination of cash consideration of up to $3.273 billion and common units of the Borrower (collectively, “Acquisition Consideration”). In connection with the Acquisition, the Borrower will (a) obtain a 364-day senior bridge term loan credit facility described below under the caption “Bridge Facility” and (b) pay the fees and expenses incurred in connection with the foregoing (the “Transaction Costs”). It is anticipated that some or all of the Bridge Facility will be repaid through one or more Asset Sales (as defined below) and/or replaced or refinanced by the net proceeds from the issuance of debt securities (the “Senior Notes”) or borrowings under a term loan credit agreement (such facility, together with the Senior Notes, the “Permanent Debt Financing”). The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

Agent:	Credit Suisse AG, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent (collectively, in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with CS, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunner and Joint Lead Arranger:	Credit Suisse Securities (USA) LLC will act as a joint bookrunner and a joint lead arranger for the Bridge Facility described below (in such capacity, the “Arranger”), and will perform the duties customarily associated with such roles.

Syndication Agent:	At the option of the Arranger, one or more financial institutions identified by the Arranger and acceptable to the Borrower (in such capacity, the “Syndication Agent”).

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Documentation Agent:	At the option of the Arranger, one or more financial institutions identified by the Arranger and acceptable to the Borrower (in such capacity, the “Documentation Agent”).

Bridge Facility:	A 364-day senior bridge term loan credit facility in an aggregate principal amount of $3.273 billion (or such lesser amount as you may elect to borrow in your sole discretion)(the “Bridge Facility”).

Purpose:	The proceeds of the Bridge Facility will be used by the Borrower on the date of the initial borrowing under the Bridge Facility (the “Closing Date”), solely (a) to pay the Acquisition Consideration, (b) to pay the Transaction Costs and (c) to refinance outstanding obligations under and replace the Existing Revolving Credit Agreement if such agreement is terminated.

Availability:	The Bridge Facility must be drawn in a single drawing on the Closing Date which shall occur on or prior to the Outside Date. Amounts borrowed under the Bridge Facility that are repaid or prepaid may not be reborrowed.

Guarantees:	Each existing and subsequently acquired or organized subsidiary of the Borrower that is a guarantor under the Existing Revolving Credit Agreement (as defined below) will guarantee (the “Guarantees”) the Bridge Loans on a senior basis.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:	The applicable interest rate plus 2.0% per annum.

Final Maturity, Amortization and Conversion:	The Bridge Facility will mature on the date that is 364 days after the Closing Date (the “Maturity Date”). There will be no scheduled amortization.

Term-Out Option:	The Borrower shall have the right to elect to extend the Maturity Date to the date that is 15 months after the Closing Date with respect to 50% of the loans funded under the Bridge Facility (the “Term-Out Loans”), subject to (i) the provision of 30 days prior written notice of the intent to exercise such election and (ii) payment of the Term-Out Fee (as defined in Annex I).

Mandatory Prepayments and Commitment Reductions:	After the Closing Date, the aggregate loans under the Bridge Facility shall be prepaid, in each case, dollar-for-dollar, by the following amounts:

(a) 100% of the net cash proceeds of all asset sales or other dispositions of property by the Borrower and its restricted subsidiaries (including proceeds from the Citrus Drop Down and the sale of the stock of any restricted subsidiary of the Borrower and insurance

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and condemnation proceeds) (an “Asset Sale”) in excess of $50.0 million in the aggregate, subject to exceptions and reinvestment provisions to be agreed upon; and

(b) 100% of the net cash proceeds received by the Borrower or any restricted subsidiary of the Borrower from any incurrence of debt for borrowed money (including, without limitation, the net cash proceeds of any Permanent Debt Financing) other than (i) any intercompany debt of the Borrower or any of its wholly-owned subsidiaries, (ii) any debt of the Borrower or any of its subsidiaries incurred in the ordinary course under any Existing Debt Instrument (which shall include, for the avoidance of doubt, the Revolving Credit Agreement dated as of September 10, 2010 among the Borrower, the lenders from time to time a party thereto, Credit Suisse AG, as Administrative Agent, and others (the “Existing Revolving Credit Agreement”)), (iii) borrowings to fund capital expenditures and other general corporate purposes and (iv) other debt for borrowed money to be agreed upon.

On or prior to the Closing Date, the aggregate commitments in respect of the Bridge Facility under the Commitment Letters shall be permanently reduced by (1) 100% of the net cash proceeds from the Citrus Drop Down, (2) 100% of the net cash proceeds from any Permanent Debt Financing, (3) 100% of the net cash proceeds from any term loan borrowing pursuant to any amendment, restatement, modification or replacement of the Existing Revolving Credit Agreement and (4) 100% of the net cash proceeds from any issuance of equity or equity-linked securities (in a public offering or private placement) by the Borrower other than (i) any equity issued pursuant to any employee stock plan or employee compensation plan in effect as of date hereof, (ii) any equity issued as part of the Acquisition Consideration, (iii) preferred units issued in one or more transactions to facilitate any Drop Down and (iv) other exceptions to be agreed upon.

Without duplication of the foregoing, if on or prior to the Closing Date, the Borrower obtains an amendment of the Existing Revolving Credit Agreement to permit the Transactions or otherwise replaces the Existing Revolving Credit Agreement with a new senior revolving credit agreement, the aggregate commitments in respect of the Bridge Facility under the Commitment Letters shall be permanently reduced

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by an amount equal to the commitments of the lenders thereunder; provided the reduction under this paragraph shall not exceed $200.0 million.

Voluntary Prepayments and Reductions in Commitments:	Voluntary reductions of the unutilized portion of the commitments under the Bridge Facility and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

Representations and Warranties:	Substantially similar to the Existing Revolving Credit Agreement, (to be applicable to the Borrower and its restricted subsidiaries) including only the following: corporate status; authority; no conflict; financial condition (including audited financial statements, interim financial statements and no material adverse change); enforceable obligations; rights to properties; litigation; no violation; ERISA; Investment Company Act; tax returns and payments; compliance with laws (including PATRIOT Act, OFAC, FCPA and margin regulations); no default; environmental matters; solvency; full disclosure; subsidiaries; use of proceeds; and status as senior debt, in each case subject to exceptions to permit the Transactions, to permit the Drop Downs and others to be agreed upon.

“Drop Downs” means (a) the sale or transfer (by merger or otherwise) of the Company’s direct or indirect interest in Citrus Corp. to Energy Transfer Partners, L.P. or its subsidiaries (the “Citrus Drop Down”) and (b) the sale or transfer (by merger or otherwise) of the Company’s direct or indirect interest in Southern Union Gas Services, Ltd. to Regency Energy Partners, LP. or its subsidiaries or to Energy Transfer Partners, L.P. or its subsidiaries, in the case of (a) or (b), which may be preceded by a sale or transfer (by merger or otherwise) of such interest to the Borrower or its wholly-owned subsidiaries, and in each case, all transactions related thereto.

Conditions Precedent to Initial Borrowing:	The initial borrowing under the Bridge Facility will be subject solely to the conditions precedent set forth in Section 6 of the Commitment Letter and Exhibit A to the Commitment Letter.

Affirmative Covenants:	Substantially similar to the Existing Revolving Credit Agreement (to be applicable to the Borrower and its restricted subsidiaries), including only the following:

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information (including, annual financial statements, quarterly financial statements, officers’ certificates, default, change in the Borrower ratings, securities laws filings, ERISA matters, PATRIOT Act and other financial information); notice of material events; maintenance of property; maintenance of insurance; maintenance of existence; compliance with laws (including PATRIOT Act, OFAC, FCPA and margin regulations); books and records; environmental matters; further assurances; and securities demand and cooperation, in each case subject to exceptions to permit the Transactions, to permit the Drop Downs and others to be agreed upon.

Negative Covenants:	Substantially similar to the Existing Revolving Credit Agreement (to be applicable to the Borrower and its restricted subsidiaries), including only the following: limitations on liens and sale-leaseback transactions; limitations on mergers or consolidation; limitations on asset sales; restrictive agreements; limitations on debt; limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments (other than usual and customary distributions for a master limited partnership similar to those included in the Existing Revolving Credit Agreement); limitations on investments in non-wholly owned entities and acquisitions of entities or business units; limitations on transactions with affiliates; amendments or waivers of certain agreements; fiscal year; conduct of business; tax status; and limitations on hedging contracts, in each case subject to exceptions to permit the Transactions, to permit the Drop Downs and others to be agreed upon.

Financial Covenant:	Substantially similar to Existing Revolving Credit Agreement (as may be amended, supplemented or modified from time to time), in each case, subject to modifications to reflect the Transactions and Drop Downs and such other modifications as may be mutually agreed upon.

Unrestricted Subsidiary:	On the Closing Date, the Borrower may designate one or more subsidiaries as an “unrestricted subsidiary”. Thereafter, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary so long as the fair market value of such subsidiary at the time it is designated as an “unrestricted subsidiary” shall be treated as an investment by the Borrower at such time. Unrestricted subsidiaries will not be subject to the

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representation and warranties, affirmative or negative covenant or event of default provisions of the documentation.

Events of Default:	Substantially similar to the Existing Revolving Credit Agreement (to be applicable to the Borrower and its restricted subsidiaries), including only the following (subject, where appropriate, to thresholds and grace periods to be agreed upon): nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross event of default and cross acceleration; bankruptcy; material judgments; ERISA events and change of control; in each case subject to exceptions to permit the Transactions, to permit the Drop Downs and others to be agreed upon.

Voting:	Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Bridge Facility (with certain amendments and waivers also requiring class votes), except that the consent of (a) each affected Lender shall be required with respect to (i) increases in the commitment of such Lender, (ii) reductions or forgiveness of principal, interest or fees payable to such Lender, (iii) extensions of the Maturity Date or of the date for payment to such Lender of any interest or fees and (iv) changes that impose any additional restriction on such Lender’s ability to assign any of its rights or obligations and (b) each Lender shall be required with respect to (i) modifications to certain provisions requiring the pro rata treatment of Lenders, (ii) modification to voting requirements or percentages, and (iii) releases of all or substantially all of the value of the Guarantees.

Cost and Yield Protection:	Usual for facilities and transactions of this type, including customary tax gross-up provisions.

Assignments and Participations:	Prior to the Closing Date, the Lenders will be permitted to assign commitments under the Bridge Facility with the consent of the Borrower, not to be unreasonably withheld or delayed; provided that such consent of the Borrower (x) shall not be required (i) if such assignment is made to another Lender under the Bridge Facility or an affiliate or approved fund of any such Lender, (ii) if such assignment is made to a Permitted Assignee or (iii) after the occurrence and during the continuance of an event of default and (y) shall be deemed to have been given if the Borrower has not responded within five business days of a request for such consent. From the Closing Date, the

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Lenders will be permitted to assign loans under the Bridge Facility without the consent of the Borrower. Each assignment will be in an amount of an integral multiple of $1,000,000. Assignments will be by novation.

The Lenders will be permitted to sell participations in loans and commitments without restriction. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity of the loans or commitments in which such participant participates and (d) releases of all or substantially all of the value of the Guarantees.

Expenses and Indemnification:	The Borrower will indemnify the Arranger, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all reasonable out of pocket costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower, the Company or any of their respective affiliates or equity holders) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions in connection therewith; provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its gross negligence or willful misconduct. In addition, the Borrower shall pay all reasonable, out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of (a) the Arranger, the Agent, the Syndication Agent and the Documentation Agent in connection with the syndication of the Bridge Facility, the preparation and administration of the definitive documentation, and amendments, modifications and waivers thereto, and (b) the Arranger, the Agent, the Syndication Agent, the Documentation Agent and the Lenders for enforcement costs and documentary taxes associated with the Bridge Facility.

Governing Law and Forum:	New York.

Counsel to Agent and Arranger:	Simpson Thacher & Bartlett LLP.

ANNEX I

Interest Rates:	The interest rates under the Bridge Facility will be, at the option of the Borrower, Adjusted LIBOR plus the Applicable Adjusted LIBOR Margin (as defined below) or ABR plus the Applicable ABR Margin (as defined below).

The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on CS’ Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the highest of (a) CS’ Prime Rate, (b) the Federal Funds Effective Rate plus 1/2 of 1.0%, and (c) Adjusted LIBOR for a one-month interest period, plus 1.0%.

Adjusted LIBOR will at all times include statutory reserves, and shall be deemed to be not less than 1.0%.

Pricing Definitions:	For the purposes hereof, the terms “Applicable Adjusted LIBOR Margin” shall mean for the period commencing on the Closing Date and ending on the 60th day thereafter, a rate per annum of 4.0% and thereafter the Weighted Average Cap (as defined in the Fee Letter) and “Applicable ABR Margin” shall mean for the period commencing on the Closing Date and ending on the 60th day thereafter, a rate per annum of 3.0% and thereafter the Weighted Average Cap minus 1.0%.

Duration Fees:	The Borrower will pay a fee (the “Duration Fee”), for the ratable benefit of the Lenders, in an amount equal to (i) 0.50% of the aggregate principal amount of the loans and commitments under the Bridge Facility outstanding on the date which is 90 days after the Closing Date, due and payable in cash on such 90th day (or if such day is not a business day, the next business day); (ii) 0.75% of the aggregate principal amount of the loans and commitments under the Bridge Facility outstanding on the date which is 180 days after the Closing Date, due and payable in cash on such 180th day (or if such day is not a business day, the next business day); and (iii) 1.00% of the aggregate principal amount of the loans and commitments under the Bridge Facility outstanding on the date which is 270 days after the Closing Date, due and payable in cash on such 270th day (or if such day is not a business day, the next business day).

Term-Out Fee:	The Borrower will pay a fee in an amount equal to 1.25% of the Term-Out Loans (the “Term-Out Fee”). The Term-Out Fee will be payable on the earlier to occur of (i) the original Maturity Date and (ii) the effective date of exercise of the Term-Out Option.

EXHIBIT B
PROJECT SIGMA
$3.273 Billion 364-Day Senior Bridge Term Loan Credit Facility
Summary of Additional Conditions Precedent
     The initial borrowing under the Bridge Facility shall be subject to the following additional conditions precedent:
     1. The Acquisition and the other Transactions shall be consummated simultaneously with the closing under the Bridge Facility in accordance with the Merger Agreement; the Merger Agreement shall not have been amended or modified, and no condition shall have been waived or consent granted, in any respect that is material and adverse to the Lenders without the Arranger’s prior written consent (such consent not to be unreasonably withheld or delayed), it being understood and agreed that any increase or decrease in the Acquisition Consideration (other than as a result of any adjustment to the Acquisition Consideration as provided in the Merger Agreement as in effect on the date hereof), any change to the definition of “Company Material Adverse Effect” or any extension of the date for consummation of the merger, except as contemplated by the Merger Agreement on the date hereof shall in each case be deemed to be material and adverse to the Lenders.
     2. After giving effect to the Transactions and the other transactions contemplated hereby, the Borrower shall have outstanding no indebtedness or preferred stock other than (a) the loans and other extensions of credit under the Bridge Facility, (b) the Permanent Debt Financing, (c) the indebtedness incurred under the agreements and instruments set forth on their most recent filings with the SEC (the “Existing Debt Instruments”), (d) the Series A convertible preferred units, (e) any preferred units issued in one or more transactions to facilitate any Drop Down, (f) the Existing Credit Agreement as amended, modified, refinanced, restated or replaced, and (g) other limited indebtedness to be agreed upon.
     3. The Arranger shall have received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, partners’ equity and cash flows of each of the Borrower and the Company for the three most recent fiscal years ended at least 90 days prior to the Closing Date and (b) U.S. GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, partners’ equity and cash flows of each of the Borrower and the Company for each subsequent fiscal quarter (other than any fourth fiscal quarter) ended at least 45 days before the Closing Date.
     4. The Arranger shall have received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to paragraph 3 above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).
     5. The Agent shall have received customary legal opinions, corporate organizational documents, good standing certificates, resolutions and other customary closing certificates.
     6. The Agent shall have received a certificate from the chief financial officer of the Borrower in form and substance reasonably satisfactory to the Agent certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other

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transactions contemplated hereby, are solvent. It is understood and agreed that the solvency certificate in the form attached hereto on Schedule I shall be deemed to be in a form satisfactory to the Agent.
     7. The Arranger, the Agent, the Syndication Agent, the Documentation Agent and the Lenders shall have received all fees and expenses invoiced at least two (2) days prior to the Closing Date required to be paid on or prior to the Closing Date.
     8. The Arranger shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act to the extent that such information is requested at least seven days prior to the Closing Date.

SCHEDULE I
Form of Solvency Certificate
[See following page]

SOLVENCY CERTIFICATE
OF
ENERGY TRANSFER EQUITY, L.P. AND ITS SUBSIDIARIES
[__], 201__
     This Solvency Certificate (the “Certificate”) of Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), and its Subsidiaries is delivered pursuant to Section [__] of the 364-Day Credit Agreement dated as of [__] 201__ (the “Credit Agreement”) by and among the Borrower, the Lenders from time to time party thereto, Credit Suisse AG, as Administrative Agent, [__], as Documentation Agent, [__], as Syndication Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.1
     I, [ ], the duly elected, qualified and acting Chief Financial Officer of the Borrower, DO HEREBY CERTIFY in my capacity as an officer of the Borrower, as follows:
     1. I have carefully reviewed the Credit Agreement and the other [Loan Documents] referred to therein (collectively, the “Transaction Documents”) and such other documents as I have deemed relevant and the contents of this Certificate and, in connection herewith, have made such investigation, as I have deemed necessary therefor. Furthermore, I confirm and acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Loans under the Credit Agreement.
     2. I have reviewed the pro forma consolidated balance sheet, attached hereto as Exhibit A, delivered to the Administrative Agent and the Lenders pursuant to Section [__] of the Credit Agreement (the “Balance Sheet”). I am familiar with the financial performance and prospects of the Borrower and its Subsidiaries and hereby confirm that the Balance Sheet was prepared in good faith and fairly presents, on a pro forma basis as of [__] (after giving effect to the transactions contemplated by the Transaction Documents), the Borrower’s and its Subsidiaries’ pro forma consolidated financial condition, based on the information available to the Borrower and its Subsidiaries at the time so furnished.
     3. As of the date hereof, before and after giving effect to the Transactions, the fair value of any and all property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of the Borrower and its Subsidiaries, on a consolidated basis, as they become absolute and matured.
     4. As of the date hereof, before and after giving effect to the Transactions, the present fair saleable value of any and all property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of the Borrower and its Subsidiaries, on a consolidated basis, as they become absolute and matured.
     As of the date hereof, before and after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are solvent and are able to pay their debts (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature.

[1]	Note: Description to be modified to reflect the description of the final Credit Agreement. Defined terms used herein shall also be modified to reflect the defined terms used in the final Credit Agreement.

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     5. The Borrower and its Subsidiaries, on a consolidated basis, do not intend to, nor do they believe that they will, incur debts that would be beyond their ability to pay as such debts mature.
     6. As of the date hereof, before and after giving effect to Transactions, the Borrower and its Subsidiaries are not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would, on a consolidated basis, constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged.
[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:
Name:
	Title:	Chief Financial Officer